Exhibit 10.8

Execution Copy

INTERCREDITOR AGREEMENT

This Intercreditor Agreement (this “Agreement”), is dated as of August 31, 2012, by and among JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, with its successors and assigns, and as more specifically defined below, the “First Priority Representative”) for the First Priority Secured Parties (as defined below), Jefferies Finance LLC, as Administrative Agent (in such capacity, with its successors and assigns, and as more specifically defined below, the “Second Priority Representative”) for the Second Priority Secured Parties (as defined below), Par Petroleum Corporation, a Delaware corporation formerly known as Delta Petroleum Corporation (“PPC”), and Par Piceance Energy Equity LLC, a Delaware limited liability company (“Par Piceance”).

WHEREAS, Piceance Energy, LLC, a Delaware limited liability company (“PEL”), the First Priority Representative, and certain financial institutions party thereto as banks are parties to that certain Credit Agreement dated June 4, 2012, as amended by the First Amendment to Credit Agreement dated August 31, 2012 (as so amended, the “Existing PEL Credit Agreement”), pursuant to which such financial institutions have agreed to make loans and extend other financial accommodations to PEL; and

WHEREAS, Par Piceance, a parent of and holder of certain Equity in PEL, has executed that certain Parent Limited Guaranty dated August 31, 2012 (the “Parent Guaranty”) in favor of the First Priority Representative, pursuant to which, among other things, Par Piceance has guaranteed the First Priority Obligations (as defined below), with recourse thereunder limited to the Common Collateral (as defined below) and fees and expenses as more fully set forth therein; and

WHEREAS, Par Piceance and the First Priority Representative are parties to that certain Parent Pledge Agreement dated August 31, 2012 (the “Parent Pledge Agreement”), pursuant to which, among other things, Par Piceance has granted to the First Priority Representative first priority security interests in the Common Collateral as security for payment and performance of the First Priority Obligations; and

WHEREAS, PPC, the Second Priority Representative, and certain other entities are parties to that certain Delayed Draw Term Loan Credit Agreement dated August 31, 2012 (the “Existing PPC Credit Agreement”), pursuant to which such other entities have agreed to make loans to PPC; and

WHEREAS, pursuant to the terms of the Parent Pledge Agreement, Par Piceance may not grant additional security interests in the Common Collateral unless such additional security interests are junior in priority and subordinate in all respects to the security interests in the Common Collateral granted to the First Priority Representative and subject to an intercreditor agreement in form and substance acceptable to the First Priority Representative in its sole discretion; and

WHEREAS, Par Piceance proposes to grant to the Second Priority Representative junior security interests in the Common Collateral as security for payment and performance of the Second Priority Obligations (as defined below); and

WHEREAS, the First Priority Representative and the First Priority Creditors (as defined below) have agreed to permit the grant of such junior security interests in the Common Collateral on the terms and conditions of this Agreement;

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the existence and sufficiency of which is expressly recognized by all of the parties hereto, the parties agree as follows:

SECTION 1. Definitions.

1.1 Defined Terms. The following terms, as used herein, have the following meanings:

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time.

“Common Collateral” means (a) all of the issued and outstanding Equity of PEL now owned or hereinafter acquired by Par Piceance, (b) any and all proceeds or other sums arising from or by virtue of, and all dividends and distributions (cash or otherwise) payable and/or distributable with respect to, all or any of the Equity described in clause (a) above, and (c) all cash, securities, dividends, and other property at any time and from time to time receivable or otherwise distributed in respect of or in exchange for any or all of the Equity described in clause (a) above and any other property substituted or exchanged therefor.

“Comparable Second Priority Security Document” means, in relation to any Common Collateral subject to the Parent Pledge Agreement, any agreement that creates a security interest in favor of the Second Priority Representative in the Common Collateral, granted by Par Piceance.

“Enforcement Action” means, with respect to the First Priority Obligations or the Second Priority Obligations, the exercise of any rights and remedies with respect to the Common Collateral securing such obligations or the commencement or prosecution of enforcement of any of the rights and remedies with respect to the Common Collateral under, as applicable, the First Priority Documents or the Second Priority Documents, or applicable law, including without limitation the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction or under the Bankruptcy Code with respect to the Common Collateral. For the avoidance of doubt, none of the following shall be deemed to constitute an Enforcement Action (to the extent not inconsistent with the express terms of this Agreement): (i) the filing of a proof of claim in any Insolvency Proceeding or the seeking of adequate protection, (ii) the acceleration of the First Priority Obligations or Second Priority Obligations, (iii) the taking of any action by the Second Priority Representative or any Second Priority Secured Party (not adverse to the priority status of the First Priority Lien on the Common Collateral or the rights of the First Priority Representative or any other First Priority Secured Party to take any Enforcement Action in respect of the Common Collateral) in order to create, perfect, preserve or protect (but not enforce) its Second Priority Lien on the Common Collateral, or (iv) filing any necessary or responsive pleadings in opposition to any motion, adversary proceeding or other pleading filed by any Person objecting to or otherwise seeking disallowance of the claim or Lien of any First Priority Secured Party or Second Priority Secured Party.

“Equity” means shares of capital stock or a partnership, profits, capital, member, or other equity interest, or options, warrants, or any other rights to substitute for or otherwise acquire the capital stock or a partnership, profits, capital, member, or other equity interest of any Person.

“Existing PEL Credit Agreement” has the meaning set forth in the first WHEREAS clause of this Agreement.

“Existing PPC Credit Agreement” has the meaning set forth in the fourth WHEREAS clause of this Agreement.

“First Priority Creditors” means, collectively, the “Bank Products Providers”, the “Banks”, and the “Secured Hedge Providers”, as each such term is defined in the PEL Credit Agreement.

“First Priority Documents” means the “Loan Papers” as such term is defined in the PEL Credit Agreement.

“First Priority Lien” means the Lien in the Common Collateral created by the Parent Pledge Agreement.

“First Priority Obligations” means (a) all “Obligations” as such term is defined in the PEL Credit Agreement (including without limitation any Post-Petition Interest), (b) all reimbursement obligations (if any) and interest thereon (including without limitation any Post-Petition Interest) with respect to any letter of credit or similar instruments issued pursuant to the PEL Credit Agreement, and (c) all guarantee obligations, fees, expenses, and other amounts payable from time to time pursuant to the First Priority Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any First Priority Obligation (whether by or on behalf of any PEL Credit Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside, or required to be paid to a debtor in possession, any Second Priority Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Priority Secured Parties and the Second Priority Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“First Priority Obligations Payment Date” means the first date on which (a) the First Priority Obligations (other than those that constitute Unasserted Contingent Obligations) have been indefeasibly paid in cash in full (or cash collateralized or defeased in accordance with the terms of the First Priority Documents), (b) all commitments to extend credit under the First Priority Documents have been terminated, (c) there are no outstanding letters of credit or similar instruments issued under the First Priority Documents (other than such as have been cash collateralized or defeased in accordance with the terms of the First Priority Documents), and (d) the First Priority Representative has delivered a written notice to the Second Priority Representative stating that the events described in clauses (a), (b), and (c) have occurred to the satisfaction of the First Priority Secured Parties, which the First Priority Representative covenants to deliver promptly after such events have occurred.

“First Priority Representative” has the meaning set forth in the introductory paragraph hereof, but shall also include any person identified as a “First Priority Representative” in any PEL Credit Agreement other than the Existing PEL Credit Agreement.

“First Priority Secured Parties” means the First Priority Representative, the First Priority Creditors, and any other holders of the First Priority Obligations.

“Insolvency Proceeding” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution, or assignment for the benefit of creditors, in each of the foregoing events whether under the Bankruptcy Code or any similar federal, state, or foreign bankruptcy, insolvency, reorganization, receivership, or similar law.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, deed to secure debt, lien, pledge, hypothecation, assignment, encumbrance, charge, or security interest in, on, or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease, or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call, or similar right of a third party with respect to such securities.

“PEL Credit Agreement” means the collective reference to (a) the Existing PEL Credit Agreement, as it may be amended, restated, amended and restated, or otherwise modified from time to time, and (b) any other credit agreement, loan agreement, note agreement, promissory note, indenture, or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance, or refund in whole or in part the indebtedness and other obligations outstanding under the Existing PEL Credit Agreement or any other agreement or instrument referred to in this clause (b). Any reference to the PEL Credit Agreement hereunder shall be deemed a reference to any PEL Credit Agreement then extant.

“PEL Credit Parties” means, collectively, the “Credit Parties” and the “Parent Guarantors” as each such term is defined in the Existing PEL Credit Agreement. “PEL Credit Party” means any one of the foregoing.

“Person” means any person, individual, sole proprietorship, partnership, joint venture, corporation, limited liability company, unincorporated organization, association, institution, entity, party, including any government and any political subdivision, agency, or instrumentality thereof.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrues after the commencement of any Insolvency Proceeding, whether or not allowed or allowable in any such Insolvency Proceeding.

“PPC Credit Agreement” means the collective reference to (a) the Existing PPC Credit Agreement, as it may be amended, restated, amended and restated, or otherwise modified from time to time, and (b) any other credit agreement, loan agreement, note agreement, promissory note, indenture, or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance, or refund in whole or in part the indebtedness and other obligations outstanding under the Existing PPC Credit Agreement or any other agreement or instrument referred to in this clause (b). Any reference to the PPC Credit Agreement hereunder shall be deemed a reference to any PPC Credit Agreement then extant.

“Second Priority Creditors” means the “Lenders” as defined in the PPC Credit Agreement, or any Persons that are designated under the PPC Credit Agreement as the “Second Priority Creditors” for purposes of this Agreement.

“Second Priority Documents” means each PPC Credit Agreement, each Second Priority Security Document and each guarantee of any or all of the Second Priority Obligations.

“Second Priority Lien” means any Lien in the Common Collateral created by the Second Priority Security Documents.

“Second Priority Obligations” means (a) all “Obligations” as such term is defined in the PPC Credit Agreement (including without limitation any Post-Petition Interest) and (b) all guarantee obligations, fees, expenses, and other amounts payable from time to time pursuant to the Second Priority Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding.

“Second Priority Representative” has the meaning set forth in the introductory paragraph hereof, but shall also include any Person identified as a “Second Priority Representative” in any PPC Credit Agreement other than the Existing PPC Credit Agreement.

“Second Priority Secured Party” means the Second Priority Representative, the Second Priority Creditors, and any other holders of the Second Priority Obligations.

“Second Priority Security Document” means any Comparable Second Priority Security Document, and any other documents that are designated under the PPC Credit Agreement as “Second Priority Security Documents” for purposes of this Agreement.

“Secured Parties” means the First Priority Secured Parties and the Second Priority Secured Parties.

“Unasserted Contingent Obligations” shall mean, at any time, First Priority Obligations for taxes, costs, indemnifications, reimbursements, damages, and other liabilities (excluding (a) the principal of, and interest and premium (if any) on, and fees and expenses relating to, any First Priority Obligations and (b) contingent reimbursement obligations in respect of amounts that may be drawn under outstanding letters of credit) in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of First Priority Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

1.2 Amended Agreements. All references in this Agreement to agreements or other contractual obligations shall, unless otherwise specified, be deemed to refer to such agreements or contractual obligations as amended, supplemented, restated, replaced, or otherwise modified from time to time.

SECTION 2. Lien Priorities.

2.1 Subordination of Liens.

(a) Any and all Liens in the Common Collateral now existing or hereafter created or arising in favor of any Second Priority Secured Party securing the Second Priority Obligations, regardless of how acquired, whether by grant, statute, operation of law, subrogation, or otherwise are expressly junior in priority, operation, and effect to any and all Liens in the Common Collateral now existing or hereafter created or arising in favor of the First Priority Secured Parties securing the First Priority Obligations, notwithstanding (i) anything to the contrary contained in any agreement or filing to which any Second Priority Secured Party may now or hereafter be a party, and regardless of the time, order, or method of grant, attachment, recording, or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages, and other liens, charges, or encumbrances or any defect or deficiency or alleged defect or deficiency in any of the foregoing, (ii) any provision of the Uniform Commercial Code or any applicable law or any First Priority Document or Second Priority Document or any other circumstance whatsoever, and (iii) the fact that any such Liens in favor of any First Priority Secured Party securing any of the First Priority Obligations are (x) subordinated to any Lien securing any obligation of Par Piceance or PPC other than the Second Priority Obligations or (y) otherwise subordinated, voided, avoided, invalidated, disallowed, or lapsed.

(b) No First Priority Secured Party or Second Priority Secured Party shall object to or contest, or support any other Person in contesting or objecting to, in any proceeding (including without limitation, any Insolvency Proceeding), the validity, extent, perfection, priority, or enforceability of any security interest in the Common Collateral granted to the other. Notwithstanding any failure by any First Priority Secured Party or Second Priority Secured Party to perfect its security interests in the Common Collateral or any avoidance, invalidation, disallowance, or subordination by any third party or court of competent jurisdiction of the security interests in the Common Collateral granted to the First Priority

Secured Parties or the Second Priority Secured Parties, the priority and rights as between the First Priority Secured Parties and the Second Priority Secured Parties with respect to the Common Collateral shall be as set forth herein.

2.2 Nature of First Priority Obligations. The Second Priority Representative on behalf of itself and the other Second Priority Secured Parties acknowledges that a portion of the First Priority Obligations represents debt that is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the First Priority Obligations may be modified, extended, or amended from time to time, and that the aggregate amount of the First Priority Obligations may be increased, replaced, or refinanced, in each event, without notice to or consent by the Second Priority Secured Parties and without affecting the provisions hereof. The lien priorities provided in Section 2.1 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement, or refinancing of either the First Priority Obligations or the Second Priority Obligations, or any portion thereof.

2.3 Agreements Regarding Actions to Perfect Liens.

(a) The Second Priority Representative on behalf of itself and the other Second Priority Secured Parties agrees that UCC-1 financing statements with respect to the Common Collateral filed or recorded by or on behalf of the Second Priority Representative shall be in form satisfactory to the First Priority Representative and shall not be filed or recorded until such time as the First Priority Representative has filed and/or recorded its UCC-1 financing statement with respect to the Common Collateral.

(b) The Second Priority Representative agrees on behalf of itself and the other Second Priority Secured Parties that all pledge agreements (including, without limitation, any Comparable Second Priority Security Document), similar instruments, and financing statements (collectively, “Common Collateral Agreements”) now or thereafter entered into or filed with respect to the Common Collateral in favor of or for the benefit of the Second Priority Representative or the Second Priority Creditors shall be in form and substance satisfactory to the First Priority Representative and shall contain the following notation: “The security interests created by this agreement on the property described herein are junior and subordinate to the security interests on such property created by any pledge agreement or similar instrument now or hereafter granted to JPMorgan Chase Bank, N.A., as Administrative Agent, and its successors and assigns, in such property, in accordance with the provisions of the Intercreditor Agreement dated as of August 31, 2012 among JPMorgan Chase Bank, N.A., as Administrative Agent, Jefferies Finance LLC, as Administrative Agent, Par Petroleum Corporation, and Par Piceance Energy Equity LLC, as amended from time to time.”

(c) The First Priority Representative hereby acknowledges that, to the extent that it holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the Uniform Commercial Code) over Common Collateral pursuant to the Parent Pledge Agreement, such possession or control is also for the benefit of the Second Priority Representative and the other Second Priority Secured Parties solely to the extent required to perfect their security interest in such Common Collateral under the Uniform Commercial Code. Nothing in the preceding sentence shall be construed to impose any duty on the First Priority Representative (or any third party acting on its behalf) with respect to such Common Collateral or provide the Second Priority Representative or any other Second Priority Secured Party with any rights with respect to such Common Collateral beyond those specified in this Agreement and the Second Priority Security Documents, provided that promptly after the occurrence of the First Priority Obligations Payment Date, the First Priority Representative shall (i) deliver to the Second Priority Representative, at Par Piceance’s and/or PPC’s sole cost and expense, the Common Collateral in its possession or control together with any necessary endorsements in its possession to the extent required by the Second Priority Documents or (ii) direct and deliver such Common Collateral as a court of competent jurisdiction otherwise directs, and provided, further, that the provisions of this Agreement are intended solely to govern the respective Lien priorities as between the First Priority Secured Parties and the Second Priority Secured Parties and shall not impose on the First Priority Secured Parties any obligations in respect of the disposition of any Common Collateral (or any proceeds thereof) that would conflict with prior perfected Liens or any claims thereon in favor of any other Person that is not a Secured Party.

2.4 Restriction on New Liens and Certain PEL Credit Parties. So long as the First Priority Obligations Payment Date has not occurred, the parties hereto agree that (a) there shall be no Lien, and no PEL Credit Party (including Par Piceance) shall have any right to create any Lien, on any assets of any PEL Credit Party securing any Second Priority Obligation other than the Common Collateral, (b) no PEL Credit Party (other than Par Piceance) may be a guarantor of any Second Priority Obligation, and (c) no PEL Credit Party (other than Par Piceance) may be a Credit Party (as defined in the PPC Credit Agreement) or otherwise subject to any covenants set forth in any Second Priority Document.

SECTION 3. Enforcement Rights.

3.1 Exclusive Enforcement. Until the First Priority Obligations Payment Date has occurred, whether or not an Insolvency Proceeding has been commenced by or against Par Piceance, the First Priority Secured Parties shall have the exclusive right to take and continue any Enforcement Action with respect to the Common Collateral, without any consultation and without any consent of any Second Priority Secured Party, but subject to the proviso set forth in Section 5.1; provided, however, that, notwithstanding the foregoing, the Second Priority Representative for itself and on behalf of the Second Priority Secured Parties may take and continue any Enforcement Action or exercise its right to take any other actions with respect to any Common Collateral in accordance with the Second Priority Documents and applicable law after the passage of a period of one hundred and eighty (180) days (the “Standstill Period”) from the date of delivery of a notice in writing by the Second Priority Representative to the First Priority Representative of the Second Priority Representative’s intention to exercise such rights and remedies with respect to any of the Common Collateral, which notice may only be delivered following the acceleration of the Second Priority Obligations as a result of the occurrence of and continuation of an “Event of Default” under the PPC Credit Agreement; provided, further, however, that notwithstanding the foregoing, (1) in no event shall the Second Priority Representative nor any Second Priority Secured Party take any Enforcement Action or exercise or continue to exercise any such rights or remedies with respect to the Common Collateral if, notwithstanding the expiration of the Standstill Period, the First Priority Representative or any First Priority Secured Party shall have commenced and be diligently pursuing the exercise of any of its rights and remedies with respect to any portion of the Common Collateral, in each case, in good faith (prompt notice of such exercise to be given to the Second Priority Representative), and (2) the Standstill Period shall be tolled for any period that the First Priority Representative or the First Priority Secured Parties are stayed (whether by the automatic stay pursuant to Section 362 of the Bankruptcy Code or otherwise) or otherwise prohibited by law or court order from taking any Enforcement Action or exercising any such rights and remedies with respect to all or any part of the Common Collateral. Upon the occurrence and during the continuance of a default or an event of default under the First Priority Documents, the First Priority Representative and the other First Priority Secured Parties may take and continue any Enforcement Action with respect to the First Priority Obligations and the Common Collateral in such order and manner as they may determine in their sole discretion.

3.2 Standstill and Waivers. The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that, until the First Priority Obligations Payment Date has occurred, subject to Section 3.1 and the proviso set forth in Section 5.1:

(a) they will not take or cause to be taken any action, the purpose or effect of which is to make any Lien in respect of any Second Priority Obligation pari passu with or senior to, or to give any Second Priority Secured Party any preference or priority relative to, the First Priority Liens with respect to any of the Common Collateral;

(b) they will not contest, oppose, object to, interfere with, hinder, or delay, in any manner, whether by judicial proceedings (including without limitation the filing of an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer, or other disposition of the Common Collateral by any First Priority Secured Party or any other Enforcement Action with respect to the Common Collateral taken (or any forbearance from taking any Enforcement Action) by or on behalf of any First Priority Secured Party;

(c) they have no right to (i) direct either the First Priority Representative or any other First Priority Secured Party to exercise any right, remedy, or power with respect to the Common Collateral or pursuant to the Parent Pledge Agreement of the other First Priority Documents or (ii) consent or object to the exercise by the First Priority Representative or any other First Priority Secured Party of any right, remedy, or power with respect to the Common Collateral or pursuant to the Parent Pledge Agreement or the other First Priority Documents or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (c), whether as a junior lien creditor or otherwise, they hereby irrevocably waive such right);

(d) they will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding, or other proceeding any claim against any First Priority Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and no First Priority Secured Party shall be liable for, any action taken or omitted to be taken by any First Priority Secured Party in accordance with this Agreement with respect to the Common Collateral or pursuant to the First Priority Documents;

(e) they will not make any judicial or nonjudicial claim or demand or commence any judicial or non-judicial proceedings against any PEL Credit Party (including Par Piceance) under or with respect to any Comparable Second Priority Security Document seeking payment or damages from or other relief by way of specific performance, instructions, or otherwise under or with respect to any Comparable Second Priority Security Document or exercise any right, remedy, or power under or with respect to, or otherwise take any action to enforce any Comparable Second Priority Security Document other than in accordance with this Agreement;

(f) they will not commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator, or similar official appointed for or over, attempt any action to take possession of any Common Collateral, exercise any right, remedy, or power with respect to, or otherwise take any action to enforce their interest in or realize upon, the Common Collateral or pursuant to any Comparable Second Priority Security Documents; and

(g) they will not seek, and hereby waive any right, to have the Common Collateral or any part thereof marshaled upon any foreclosure or other disposition of the Common Collateral.

3.3 Judgment Creditors. In the event that any Second Priority Secured Party becomes a judgment lien creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Priority Liens and the First Priority Obligations) to the same extent as all other Liens in the Common Collateral securing the Second Priority Obligations are subject to the terms of this Agreement.

3.4 Cooperation. The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that each of them shall take such actions as the First Priority Representative shall reasonably request in connection with the exercise by the First Priority Secured Parties of their rights set forth herein.

3.5 No Additional Rights for Par Piceance or PPC Hereunder. Except as provided in Section 3.6, if any First Priority Secured Party or Second Priority Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, Par Piceance and PPC shall not be entitled to use such violation as a defense to any action by any First Priority Secured Party or Second Priority Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any First Priority Secured Party or Second Priority Secured Party.

3.6 Actions Upon Breach.

(a) If any Second Priority Secured Party, contrary to this Agreement, commences or participates in any action or proceeding against Par Piceance or the Common Collateral, Par Piceance, with the prior written consent of the First Priority Secured Representative, may interpose as a defense or dilatory plea the making of this Agreement, and any First Priority Secured Party may intervene and interpose such defense or plea in its or their name or in the name of Par Piceance.

(b) Should any Second Priority Secured Party, contrary to this Agreement, in any way take, attempt to, or threaten to take any action with respect to the Common Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), or fail to take any action when and as required by this Agreement, any First Priority Secured Party (in its own name or in the name of Par Piceance) or Par Piceance may obtain relief against such Second Priority Secured Party by injunction, specific performance, and/or other appropriate equitable relief, it being understood and agreed by the Second Priority Representative on behalf of each Second Priority Secured Party that (i) the First Priority Secured Parties’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Second Priority Secured Party waives any defense that Par Piceance and/or the First Priority Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages.

3.7 Notice of Enforcement Action.

(a) The First Priority Representative agrees to provide to the Second Priority Representative (x) a written notice announcing that the First Priority Representative or, to its knowledge, any other First Priority Secured Party has commenced any Enforcement Action with respect to the Common Collateral promptly after the commencement of such Enforcement Action and (y) copies of any notices that it is required under applicable law to deliver to Par Piceance in connection with such Enforcement Action; provided, however, that the First Priority Representative’s failure to provide such written notice or any such copies to the Second Priority Representative shall not impair any of its rights hereunder or under any of the First Priority Documents.

(b) The Second Priority Representative agrees to provide to the First Priority Representative (x) a written notice announcing that the Second Priority Representative or, to its knowledge, any other Second Priority Secured Party has commenced any Enforcement Action promptly after the commencement of such Enforcement Action and (y) copies of any notices that it is required under applicable law to deliver to Par Piceance in connection with such Enforcement Action; provided, however, that the Second Priority Representative’s failure to provide such written notice or any such copies to the First Priority Representative shall not impair any of its rights hereunder or under any of the Second Priority Documents.

SECTION 4. Application Of Proceeds Of Common Collateral; Dispositions And Releases Of Common Collateral; Inspection.

4.1 Application of Proceeds; Turnover Provisions. All proceeds of Common Collateral (including without limitation any interest earned thereon) resulting from the sale, collection, or other disposition of Common Collateral, whether or not pursuant to an Insolvency Proceeding, shall be distributed as follows: first to the First Priority Representative for application to the First Priority Obligations in accordance with the terms of the First Priority Documents and/or to be held in a collateral account in the name of the First Priority Representative to secure the First Priority Obligations, in each case until the First Priority Obligations Payment Date has occurred and thereafter, to the Second Priority Representative for application in accordance with the Second Priority Documents. Until the occurrence of the First Priority Obligations Payment Date, any Common Collateral, including without limitation any such Common Collateral constituting proceeds, that may be received by any Second Priority Secured Party (whether or not pursuant to an Insolvency Proceeding and whether or not any claims of the First Priority Representative or the First Priority Secured Parties are allowed or disallowed in any such Insolvency Proceeding), shall be segregated and held in trust and promptly paid over to the First Priority Representative, for the benefit of the First Priority Secured Parties, in the same form as received, with any necessary endorsements (and each Second Priority Secured Party hereby authorizes the First Priority Representative to make any such endorsements as agent for the Second Priority Representative (which authorization, being coupled with an interest, is irrevocable)). Until the occurrence of the First Priority Obligations Payment Date, the First Priority Representative shall be authorized to hold any Common Collateral so paid over and apply the proceeds thereof against the First Priority Obligations until paid in full, and any Common Collateral remaining after the First Priority Obligations Payment Date will be promptly returned to the Second Priority Representative for the benefit of the Second Priority Secured Parties. The Second Priority Representative, on behalf of itself and the Second Priority Secured Parties, hereby grants the First Priority Representative, for the benefit of the First Priority Secured Parties, a continuing security interest and lien on any Common Collateral (including any proceeds thereof) which may from time to time be paid over to the First Priority Representative pursuant to this Section 4.1 to secure payment of the First Priority Obligations.

4.2 Releases of Second Priority Lien.

(a) Upon any release, sale, or disposition of Common Collateral permitted pursuant to the terms of the First Priority Documents that results in the release of the First Priority Lien on any Common Collateral (excluding any sale or other disposition that is expressly prohibited by the PPC Credit Agreement unless such sale or disposition is consummated in connection with an Enforcement Action or consummated after the institution of any Insolvency Proceeding), the Second Priority Lien on such Common Collateral (excluding any portion of the proceeds of such Common Collateral not applied to the repayment of the First Priority Obligations or remaining after the First Priority Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person.

(b) The Second Priority Representative shall promptly execute and deliver such release documents and instruments and shall take such further actions as the First Priority Representative shall reasonably request to evidence any release of the Second Priority Lien described in paragraph (a). The Second Priority Representative hereby appoints the First Priority Representative and any officer or duly authorized person of the First Priority Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Second Priority Representative and in the name of the Second Priority Representative or in the First Priority Representative’s own name, from time to time, in the First Priority Representative’s sole discretion, for the purposes of carrying out the terms of this Section 4.2, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this Section 4.2, including, without limitation, any financing statements, endorsements, assignments, releases, or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

4.3 Inspection Rights. Any First Priority Secured Party and its representatives and invitees may at any time inspect, repossess, remove, and otherwise deal with the Common Collateral, and the First Priority Representative may advertise and conduct public auctions or private sales of the Common Collateral, in each case without the consent of, the involvement of or interference by any Second Priority Secured Party or liability to any Second Priority Secured Party.

4.4 Permitted Distributions. Nothing in this Agreement shall prohibit any PEL Credit Party from making “Permitted Tax Distributions” (as defined in the PEL Credit Agreement) to Par Piceance or its equity holders in accordance with the terms of the PEL Credit Agreement. Nothing in this Agreement shall prohibit the receipt by any Second Priority Secured Party of the required payments of interest, principal, and other amounts owed in respect of any Second Priority Obligations, when and as required under the terms of the Second Priority Credit Agreement, including without limitation, any required prepayments of the Second Priority Obligations from “Permitted Tax Distributions” received by Par Piceance (to the extent set forth in the Existing PPC Credit Agreement), so long as such receipt is not the direct or indirect result of an Enforcement Action by the Second Priority Representative with respect to the Common Collateral in contravention of this Agreement.

SECTION 5. Insolvency Proceedings.

5.1 Filing of Motions.

(a) Until the First Priority Obligations Payment Date has occurred, the Second Priority Representative agrees on behalf of itself and the other Second Priority Secured Parties that no Second Priority Secured Party shall, in or in connection with any Insolvency Proceeding with respect to Par Piceance or the Common Collateral, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case in respect of any of the Common Collateral, including, without limitation, with respect to the determination of any Liens or claims held by the First Priority Representative (including the validity and enforceability thereof) or any other First Priority Secured Party or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or otherwise, in each case without the prior written consent of the First Priority Representative; provided that (A) the Second Priority Representative or the Second Priority Secured Parties may file a proof of claim or statement of interest in an Insolvency Proceeding, subject to the limitations contained in this Agreement and only if consistent with the terms and the limitations on the Second Priority Representative and the Second Priority Secured Parties imposed hereby, (B) the Second Priority Representative and the Secured Parties shall be entitled to file any necessary or responsive defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Second Priority Secured Parties, including without limitation, any claim secured by the Common Collateral, if any, in each case if not otherwise in contravention of this Agreement, (C) the Second Priority Secured Parties shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors arriving under either the Bankruptcy Code or applicable non-bankruptcy law, in each case if not otherwise in contravention of the terms of this Agreement, (D) the Second Priority Secured Parties shall be entitled to file any proof of claim and other filings and make any arguments and motions in order to preserve or protect its Liens on the Common Collateral that are, in each case, not otherwise in contravention of the terms of this Agreement, with respect to the Second Priority Obligations and the Common Collateral, (E) the Second Priority Representative or any Second Priority Secured Party

may exercise any of its rights or remedies with respect to the Common Collateral after the termination of the Standstill Period to the extent permitted herein, including, without limitation, Section 3.1 above, and (F) in any Insolvency Proceeding with respect to Par Piceance or the Common Collateral, the Second Priority Secured Parties shall be entitled to vote on any plan or reorganization, to the extent consistent with the provisions hereof.

(b) Prior to the First Priority Obligations Payment Date but subject to Section 5.5 hereof, if the First Priority Secured Parties receive an allowance in any Insolvency Proceeding of First Priority Obligations consisting of Post-Petition Interest, fees or expenses, then no First Priority Secured Party shall oppose or seek to challenge any claim by any Second Priority Secured Party for an allowed claim in any plan of reorganization in any Insolvency Proceeding of the Second Priority Obligations consisting of Post-Petition Interest, fees or expenses to the extent of the value of the Lien of the Second Priority Representative, on behalf of the Second Priority Secured Parties in the Common Collateral (after taking into account the value of the Lien in the Common Collateral securing the First Priority Obligations).

5.2 Relief From the Automatic Stay. The Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties, that none of them will seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any Common Collateral, without the prior written consent of the First Priority Representative (except if the First Priority Representative, on behalf of itself and the First Priority Secured Parties, seeks relief from the automatic stay to exercise its rights against the Common Collateral, then the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, may seek limited relief from the automatic stay only to preserve its right to receive proceeds of the Common Collateral payable to it and the other Second Priority Secured Parties, as applicable, under and in accordance with this Agreement).

5.3 Avoidance Issues. If any First Priority Secured Party is required in any Insolvency Proceeding or otherwise to disgorge, turn over, or otherwise pay to the estate of any PEL Credit Party, because such amount was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off, or otherwise, then the First Priority Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the First Priority Obligations Payment Date shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the parties hereto. The Second Priority Secured Parties agree that none of them (solely in their capacity as Second Priority Secured Parties) shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation with respect to the Common Collateral made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

5.4 Asset Dispositions in an Insolvency Proceeding. Neither the Second Priority Representative nor any other Second Priority Secured Party shall, in an Insolvency Proceeding or otherwise, oppose any sale or disposition of the Common Collateral that is supported by the First Priority Secured Parties, and the Second Priority Representative and each other Second Priority Secured Party will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale supported by the First Priority Secured Parties; provided, that nothing in this Section 5.4 shall impair the ability of the Second Priority Secured Parties to make a credit bid pursuant to Section 363(k) of the Bankruptcy Code so long as the First Priority Obligations Payment Date occurs in connection therewith (if the First Priority Obligations Payment Date has not already occurred).

5.5 Separate Grants of Security and Separate Classification. Each Second Priority Secured Party acknowledges and agrees that (a) the grants of Liens pursuant to the Parent Pledge Agreement and the Comparable Second Priority Security Documents constitute two separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Common Collateral, the Second Priority Obligations are fundamentally different from the First Priority Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Priority Secured Parties and Second Priority Secured Parties in respect of the Common Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Second Priority Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of senior and junior secured claims against Par Piceance in respect of the Common Collateral (with the effect being that, to the extent that the aggregate value of the Common Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Secured Parties), the First Priority Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest, and other claims, all amounts owing in respect of Post-Petition Interest before any distribution is made in respect of the claims held by the Second Priority Secured Parties. The Second Priority Secured Parties hereby acknowledge and agree to turn over to the First Priority Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of the preceding sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Secured Parties.

5.6 No Waivers of Rights of First Priority Secured Parties. Nothing contained herein shall prohibit or in any way limit the First Priority Representative or any other First Priority Secured Party from objecting in any Insolvency Proceeding or otherwise to any action taken by any Second Priority Secured Party, including the seeking by any Second Priority Secured Party of adequate protection or the asserting by any Second Priority Secured Party of any of its rights and remedies under the Second Priority Documents or otherwise.

5.7 Effectiveness in Insolvency Proceedings. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency Proceeding.

SECTION 6. Second Priority Documents and First Priority Documents.

(a) Each of Par Piceance, PPC and the Second Priority Representative, on behalf of itself and the Second Priority Secured Parties, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the Second Priority Documents (i) the effect of which is to shorten the maturity date of the Second Priority Obligations to a date that is prior to August 31, 2016, or (ii) that is otherwise inconsistent with or in violation of this Agreement. Any attempt to enter into any amendment or modification in violation of the previous sentence shall be void ab inito.

(b) Each of Par Piceance and the First Priority Representative, on behalf of itself and the First Priority Secured Parties, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the First Priority Documents inconsistent with or in violation of this Agreement.

(c) In the event the First Priority Representative enters into any amendment, waiver, or consent in respect of the Parent Pledge Agreement for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, the Parent Pledge Agreement or changing in any manner the rights of any parties thereunder, then such amendment, waiver, or consent shall apply automatically to the Comparable Second Priority Security Documents without the consent of or action by any Second Priority Secured Party (with all such amendments, waivers and modifications subject to the terms hereof); provided that, (i) no such amendment, waiver, or consent shall have the effect of removing assets subject to the Lien of any Comparable Second Priority Security Document, except to the extent that a release of such Lien is permitted by Section 4.2, (ii) any such amendment, waiver, or consent that materially and adversely affects the rights of the Second Priority Secured Parties and does not affect the First Priority Secured Parties in a like or similar manner shall not apply to the Comparable Second Priority Security Documents without the consent of the Second Priority Representative and (iii) notice of such amendment, waiver, or consent shall be given to the Second Priority Representative no later than 30 days after its effectiveness, provided that the failure to give such notice shall not affect the effectiveness and validity thereof.

SECTION 7. Reliance; Waivers; etc.

7.1 Reliance. The First Priority Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The Second Priority Representative, on behalf of it itself and the Second Priority Secured Parties, expressly waives all notice of the acceptance of and reliance on this Agreement by the First Priority Secured Parties. The Second Priority Documents are deemed to have been executed and delivered and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The First Priority Representative expressly waives all notices of the acceptance of and reliance by the Second Priority Representative and the Second Priority Secured Parties.

7.2 No Warranties or Liability. The Second Priority Representative and the First Priority Representative acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectability, or enforceability of any First Priority Document or Second Priority Document. Except as otherwise provided in this Agreement, the Second Priority Representative and the First Priority Representative will be entitled to manage and supervise their respective extensions of credit to PPC and PEL, respectively, in accordance with law and their usual practices, modified from time to time as they deem appropriate.

7.3 No Waivers. No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by the PEL Credit Parties, PPC or their respective subsidiaries with the terms and conditions of any of the First Priority Documents or the Second Priority Documents, as applicable.

SECTION 8. Obligations Unconditional.

8.1 First Priority Obligations Unconditional. All rights and interests of the First Priority Secured Parties hereunder, and all agreements and obligations of the Second Priority Secured Parties (and, to the extent applicable, Par Piceance) hereunder, shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any First Priority Document;

(b) any change in the time, place, or manner of payment of, or in any other term of, all or any portion of the First Priority Obligations, or any amendment, waiver, or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding, or restatement of any First Priority Document;

(c) prior to the First Priority Obligations Payment Date, any exchange, release, voiding, avoidance, or non-perfection of any security interest in any Common Collateral or any other collateral, or any release, amendment, waiver, or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding, or restatement of all or any portion of the First Priority Obligations or any guarantee or guaranty thereof; or

(d) any other circumstances that otherwise might constitute a defense available to, or a discharge of, Par Piceance in respect of the First Priority Obligations, or of any of the Second Priority Representative, or Par Piceance, to the extent applicable, in respect of this Agreement.

8.2 Second Priority Obligations Unconditional. All rights and interests of the Second Priority Secured Parties hereunder, and all agreements and obligations of the First Priority Secured Parties (and, to the extent applicable, Par Piceance) hereunder, shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Second Priority Document;

(b) any change in the time, place, or manner of payment of, or in any other term of, all or any portion of the Second Priority Obligations, or any amendment, waiver, or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding, or restatement of any Second Priority Document;

(c) any exchange, release, voiding, avoidance, or non-perfection of any security interest in any Common Collateral or any other collateral, or any release, amendment, waiver, or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding, or restatement of all or any portion of the Second Priority Obligations or any guarantee or guaranty thereof; or

(d) any other circumstances that otherwise might constitute a defense available to, or a discharge of, Par Piceance in respect of the Second Priority Obligations or any First Priority Secured Party in respect of this Agreement.

SECTION 9. Miscellaneous.

9.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any First Priority Document or any Second Priority Document, the provisions of this Agreement shall govern.

9.2 Continuing Nature of Provisions. This Agreement shall continue to be effective, and shall not be revocable by any party hereto, until the First Priority Obligation Payment Date shall have occurred. This is a continuing agreement and the First Priority Secured Parties and the Second Priority Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, PEL and PPC, as applicable, on the faith hereof.

9.3 Amendments; Waivers. No amendment or modification of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by the First Priority Representative and the Second Priority Representative, and, in the case of amendments or modifications of Sections 3.5, 3.6, 9.5 or 9.6 that directly affect the rights or duties of Par Piceance or PPC, Par Piceance or PPC, as applicable.

9.4 Information Concerning Financial Condition of Par Piceance, PPC, and PEL. Each of the Second Priority Representative and the First Priority Representative hereby assume responsibility for keeping itself informed of the financial condition of Par Piceance, PPC, and PEL and all other circumstances bearing upon the risk of nonpayment of the First Priority Obligations or the Second Priority Obligations. The Second Priority Representative and the First Priority Representative hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event the Second Priority Representative or the First Priority Representative, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, it shall be under no obligation (a) to provide any such information to such other party or any other party on any subsequent occasion, (b) to undertake any investigation not a part of its regular business routine, or (c) to disclose any other information.

9.5 Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Texas, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of Texas are governed by the laws of such jurisdiction.

9.6 Submission to Jurisdiction.

(a) Each First Priority Secured Party, each Second Priority Secured Party, Par Piceance and PPC hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any Texas State court sitting in Dallas County and of the United States District Court of the Northern District of Texas, Dallas Division, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment related thereto, and each such party hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Texas State or, to the extent permitted by law, in such Federal court. Each such party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the any First Priority Secured Party or Second Priority Secured Party may otherwise have to bring any action or proceeding against Par Piceance or PPC or their respective properties in the courts of any jurisdiction.

(b) Each First Priority Secured Party, each Second Priority Secured Party, Par Piceance, and PPC hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so (i) any objection it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.7. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

9.7 Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or five days after deposit in the United States mail (certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth below each party’s name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

9.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of the First Priority Secured Parties and Second Priority Secured Parties and their respective successors and assigns, and nothing herein is intended, or shall be construed to give, any other Person any right, remedy, or claim under, to or in respect of this Agreement or any Common Collateral.

9.9 Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

9.10 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

9.11 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission (e.g., .pdf) shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective when it shall have been executed by each party hereto.

9.12 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Priority Secured Parties on the one hand and the Second Priority Secured Parties on the other hand. Except as expressly provided herein, Par Piceance shall not have any rights hereunder. Nothing in this Agreement is intended to or shall impair the obligations of Par Piceance, which are absolute and unconditional, to pay the First Priority Obligations and the Second Priority Obligations as and when due in accordance with their terms.

9.13 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

[signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

JPMORGAN CHASE BANK, N.A., as First Priority Representative for and on behalf of the First Priority Secured Parties

By:	/s/ Michael A. Kamauf
Name:	Michael A. Kamauf
Title:	Vice President

Address for Notices:

1 Chase Tower
10 South Dearborn
IL1-0010
Chicago, IL 60603
Attention: Leonida Mischke
Telecopy No.: (312) 385-7096

[SIGNATURE PAGE – INTERCREDITOR AGREEMENT]

JEFFERIES FINANCE LLC, as Second Priority Representative for and on behalf of the Second Priority Secured Parties

By:	/s/ EJ Hess
Name:	EJ Hess
Title:	Managing Director

Address for Notices:

520 Madison Ave.
19th Floor
New York, NY 10022

Attention: Paul Chisholm and Paul McDonnell
Telecopy No.: (212) 284-3444

[SIGNATURE PAGE – INTERCREDITOR AGREEMENT]

PAR PETROLEUM CORPORATION

By:	/s/ John T. Young, Jr.
Name:	John T. Young, Jr.
Title:	Chief Executive Officer

Address for Notices:

370 Seventeenth Street, Suite 4300
Denver, CO 80202

Attention: John T. Young, Jr.
Telecopy No.: (303) 298-8251

[SIGNATURE PAGE – INTERCREDITOR AGREEMENT]

PAR PICEANCE ENERGY EQUITY LLC

By:	PAR PETROLEUM CORPORATION, as its Sole Member

By:	/s/ John T. Young, Jr.
Name:	John T. Young, Jr.
Title:	Chief Executive Officer

Address for Notices:

370 Seventeenth Street, Suite 4300
Denver, CO 80202

Attention: John T. Young, Jr.
Telecopy No.: (303) 298-8251

[SIGNATURE PAGE – INTERCREDITOR AGREEMENT]